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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549
                            ---------------------
                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
                            SECURITIES ACT OF 1934

        Date of Report (Date of earliest event reported): March 2, 1999

                             RACOM SYSTEMS, INC.
                             -------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                                   --------
              (State of or other jurisdiction of incorporation)

                                   000-21907
                                   ---------
                           (Commission File Number)

                                   84-1182875
                                   ----------
                       (IRS Employer Identification No.)

              6080 Greenwood Plaza Blvd., Greenwood Village, CO
              -------------------------------------------------
                  (Address of  principal executive offices)

                                     80111
                                     -----
                                   (Zip code)

                                  303-771-2077
                                  ------------
                        (Telephone number, including area code)

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ITEM 5  - OTHER EVENTS:

Racom Systems, Inc. has been in the process of identifying sources of short-term or longer term debt or equity financing to fund its research and development and its operations. To date, no financing has been made available under terms acceptable to the Company. As a result, the Company is unable to continue to fund operations at its previous levels. Accordingly, most remaining employees of the Company have been furloughed for an indefinite period of time. The Company will enter a period whereby its primary function will be to collect future royalties if and when receivable pursuant to the Company's existing Radio Frequency Identification (RFID) technology licenses to three multinational semiconductor companies.

There can be no assurance that the Company will be successful in obtaining financing or that royalties and/or license fees will become due in the future.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RACOM SYSTEMS, INC.

                                       By: /S/  Arthur B. Rancis
                                          ----------------------
                                          Arthur B. Rancis
                                          President, CEO and CFO


Date: March 15, 1999